Exhibit (k)(7)

CUSTODY AGREEMENT

dated as of

February 10, 2017

by and between

FIRST CAPITAL INVESTMENT CORPORATION

and

MILLENNIUM TRUST COMPANY, LLC

SCHEDULE 1 – Initial Authorized Persons

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of February 10, 2017 by and between FIRST CAPITAL INVESTMENT CORPORATION, a corporation organized under the laws of Maryland, having its principal place of business at 1560 Wilson Boulevard, Suite 450, Arlington, Virginia 22209 (the “Fund”), and MILLENNIUM TRUST COMPANY, LLC, a limited liability company organized under the laws of the State of Illinois, having its principal place of business at 2001 Spring Road, Oak Brook, IL 60523 (the “Custodian”).

RECITALS

WHEREAS, the Fund is a closed-end management investment company, which has elected to do business as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue shares of common stock;

WHEREAS, the Fund desires to retain the Custodian to act as custodian for the Fund;

WHEREAS, the Fund desires that all of the Fund’s Assets (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1 Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Assets” means, collectively, the (i) investments, including Loans, acquired by the Fund or a Subsidiary (as applicable) and delivered to the Custodian by or on behalf of the Fund or a Subsidiary (as applicable) from time to time during the term of, and pursuant to the terms of, this Agreement, (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i), and all other non-cash property of the Fund or a Subsidiary delivered to the Custodian by or on behalf of the Fund or a Subsidiary (as applicable) from time to time. For the avoidance of doubt, Assets includes any Foreign Assets.

“Authoritative Copy” means a copy of an Electronic Loan Document that has not been altered since it was (i) delivered for effect, if it was not required to be signed, or (ii) signed.

“Authorized Person” has the meaning set forth in Section 6.4(a).

“Bank Account” means any deposit account established by the Custodian at a bank in accordance with Section 3.6(a) and includes the Initial Funding Bank Account.

“Business Day” means a day on which the Custodian is open for business both in the United States and in the country in which a transaction is to take place.

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“Cash Sweep Program” means the program offered through the Initial Funding Bank Account for the investment of monies in the Custodial Account, the terms of which program have been disclosed to the Fund.

“Custodial Account” means each segregated custodial account (or sub-account thereof) to be established at the Custodian on behalf of the Fund or a Subsidiary, respectively, in which the Custodian shall hold all Assets, Proceeds, the Loan Register, the Lending Account of the Fund or such Subsidiary, and cash deposited from time to time by or on behalf of the Fund or such Subsidiary into a Bank Account and/or invested pursuant to Section 3.6.

“Data File” has the meaning set forth in Section 3.3(b)(iii).

“Electronic Loan” means a Loan evidenced by Electronic Loan Documents.

“Electronic Loan Delivery Method” means the arrangement or method that the Fund has agreed upon with a Platform for secure electronic delivery of Electronic Loan Documents to the Custodian, including but not limited to Secure File Transfer Protocol (SFTP), a secure online portal maintained by a Platform, or an eVault.

“Electronic Loan Documents” means all documents associated with the Loan application and closing process which have been delivered to and/or signed by the Borrower(s) (or an attorney-in-fact on behalf of the Borrower(s)) via ESIGN Technology, and which evidence a Loan, along with the related Audit Logs generated by the ESIGN Technology.

“ESIGN Technology” means the process and technology utilized by a Platform or a Platform’s service provider to permit reviewers and signers to (i) receive delivery of electronic documents, (ii) sign documents electronically, and (iii) consent to the use of such technology.

“eVault” means any secure electronic document management system for the storage and management of Electronic Loan Documents.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Document” has the meaning set forth in Section 3.3(b)(v).

“Foreign Assets” means any of the Fund’s or a Subsidiary’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s or a Subsidiary’s transactions in such investments.

“Foreign Custody Manager” means the foreign custody manager to which the Fund has delegated duties with respect to the Foreign Assets pursuant to Rule 17f-5 under the 1940 Act.

“Initial Funding Bank Account” has the meaning set forth in Section 2.3.

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“Information Security Program” means written policies and procedures adopted, implemented, maintained and followed to (i) ensure the security and confidentiality of Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Personal Information; (iii) protect against unauthorized access to or use of the Personal Information; and (iv) comply with the applicable provisions of the Privacy Requirements in all material respects.

“Lending Account” means one or more marketplace lending investment accounts established at a Platform in the name of the Custodian for the benefit of the Fund or a Subsidiary.

“Loan” means all right, title and interest in any loan or in any shares, certificates, notes, or other securities representing the right to receive principal and interest payments due on fractions or pools of whole loans acquired by the Fund or a Subsidiary from time to time to be held in the Custodial Account, including without limitation (a) the Required Loan Documents, and (b) all other rights, interests, benefits, remedies and claims arising from or relating to such Loan.

“Loan File” means, with respect to each Loan delivered to the Custodian, each of the Required Loan Documents that a Platform or Loan issuer agrees in writing with the Fund from time to time to deliver to the Custodian.

“Loan Register” means a register maintained by the Custodian (in book-entry form or in such other form as it shall deem necessary or desirable) of all Loans held by the Custodian on behalf of or for the benefit of the Fund, containing such information as the Fund and the Custodian may reasonably agree.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Fund.

“Participation” means an interest in a Loan that is acquired indirectly by way of a participation, or an interest in a share, certificate, note or other security, from a selling institution or issuer, as the case may be, and includes any certificate evidencing more than one Participation.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Personal Information” means any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a natural Person (e.g., a Loan borrower), including, but not limited to: a natural Person’s name, address, telephone number, social security number or other government identifier, account number, or transactional account history, credit history, credit score, biometric information, account status; the fact that the natural Person has a relationship with a financial institution; and any other data of or regarding a natural Person, the use, access or protection of which is regulated under the Privacy Requirements.

“Platform” means one or more online credit platforms from or through which the Fund or a Subsidiary may purchase a Loan, including an Electronic Loan or interests in an Electronic Loan, or a Participation, and any of the online credit platform’s related systems and data.

“Privacy Requirements” means (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.; (ii) federal regulations implementing such act; and (iii) other applicable law, rules, regulations, orders and guidance relating to the use, privacy and security of any Personal Information.

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“Proceeds” means, collectively, (i) the net cash proceeds to the Fund from its initial public offering and any subsequent private or public offerings by the Fund of any class of securities issued by the Fund, (ii) all cash distributions, earnings, dividends, fees and other cash payments paid on the Assets (or, as applicable, Subsidiary Assets) by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of the Assets (or, as applicable, Subsidiary Assets) pursuant to the terms of this Agreement (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.6(c) hereof) and (iv) the net cash proceeds to the Fund of any borrowing or other financing by the Fund or a Subsidiary, in each case, to the extent delivered by the Fund of a Subsidiary to the Custodian.

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, reasonably believed by the Custodian to be from the Fund or any Authorized Person by any of the following means:

(a)	in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)	by electronic mail from an Authorized Person; or

(c)	such other means as may be agreed upon in writing from time to time by the Custodian and any Authorized Person.

“Required Loan Documents” means, for each Loan, the documents included in the Loan File, which shall at a minimum include the following:

(a)	for Electronic Loans, Authoritative Copies of the Electronic Loan Documents;

(b)	with the exception of Noteless Loans, Electronic Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to the Fund or a Subsidiary;

(c)	an executed copy of the Underlying Loan Agreement , together with a copy of all amendments and modifications thereto;

(d)	other than in the case of a Participation or a Loan that is not acquired by assignment, an executed copy of the assignment for such Loan, and, if applicable, evidence of notice of assignment to the obligor; and

(e)	for Participations, the participation agreement, including a schedule of loans subject to such participation agreement.

and may include the following, as applicable:

(x)	a copy of each related security agreement signed by the applicable obligor(s);

(y)	an executed copy of the assignment for such Loan and evidence of notice of assignment to the obligor; and

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(z)	a copy of each related guarantee then executed in connection with such Loan.

With respect to any Electronic Loan, the Required Loan Documents shall be in the form delivered in a Loan File via an Electronic Loan Delivery Method.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Bank Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities. The term “Securities System” does not include a Loan Register or any eVault.

“Servicer” means the Platform (or its affiliate) or any bank or other entity used by a Platform to service any Loan and any back-up Loan servicer engaged by a Platform or the Fund.

“Shares” means the shares of common stock issued by the Fund.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Sub-custodian” means and includes (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of Assets of the Fund or a Subsidiary based on the standards specified in Section 2.4 below.

“Subsidiary” means, collectively, any wholly owned subsidiary of the Fund, whether now existing or hereafter formed, except for those wholly-owned subsidiaries whose assets are held in custody by a custodian other than the Custodian.

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Note” means the one or more promissory notes executed by an obligor to evidence a Loan.

1.2 Construction. In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

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(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, custodian, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to the term “including” means “including, without limitation,” and

(h)	a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Fund.

1.3 Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1 Appointment and Acceptance. The Fund hereby appoints the Custodian as custodian of all Assets and cash (including Proceeds) owned by the Fund or any Subsidiary and delivered to the Custodian at any time during the period of this Agreement, all of which shall be held in the Custodial Account, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to hold all Assets and cash owned by the Fund or any Subsidiary delivered to the Custodian in the Custodial Account and to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2 Instructions. The Fund agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3 Fund Responsible For Directions. The Fund is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Custodial Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Fund or its Subsidiaries may be subject or for which it may have obligations to third parties in respect of the Custodial Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Fund. The Fund shall, or shall direct the appropriate Persons, to deposit funds to be used for the purchase of Assets into the Bank Account designated by the Custodian for such purpose (the “Initial Funding Bank Account”), and shall direct the Custodian to transfer such funds to such other Bank Accounts for the purpose of purchasing Assets. The Fund shall be solely responsible for properly instructing all applicable payors to make all appropriate cash payments via the Bank Account to the Custodian to be held in the Custodial Account, and for properly instructing the Custodian with respect to the allocation or application of all such payments.

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2.4 Appointment of Sub-Custodian. With prior written notice to the Fund, and at the direction of the Fund with respect to any foreign Sub-custodian, the Custodian may from time to time employ one or more Sub-custodians for the Custodial Account. The Foreign Custody Manager shall be responsible for determining whether any foreign Sub-custodian meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, and for performing the duties of a foreign custody manager set forth in Rule 17f-5 under the 1940 Act. The appointment of any Sub-custodian and the maintenance of any Assets and cash of the Fund or its Subsidiaries with such Sub-custodian shall be at the Fund’s expense.

3.	DUTIES OF CUSTODIAN

3.1 Segregation. All Assets held by the Custodian for the account of the Fund or its Subsidiaries (other than securities maintained in a Securities Depository or Securities System) shall be accounted for separately from and shall not be commingled with other securities and property in the custody of the Custodian or the Custodian’s own assets, and the records of the Custodian shall indicate at all times that such Assets are held for the Fund or its Subsidiaries. Securities certificates, originally signed Required Loan Documents and tangible non-cash property shall be held in safekeeping and physically segregated from other securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.2 Custodial Account. The Custodian shall establish and maintain each Custodial Account, in which the Custodian shall enter and carry, subject to Section 3.3(b), all Assets and cash of the Fund and any Subsidiary which are delivered to it in accordance with this Agreement. The Custodian shall maintain the Loan Register in the Custodial Account and shall record, hold, and segregate in the Custodial Account the Required Loan Documents that the Custodian receives for the account of the Fund and any Subsidiary.

3.3 Delivery of Assets to Custodian.

(a)	The Fund shall deliver, or cause to be delivered, to the Custodian Assets and cash owned by the Fund and its Subsidiaries, including all payments of income, payments of principal and capital distributions received by the Fund and its Subsidiaries with respect to such Assets or cash at any time during the period of this Agreement. Except to the extent otherwise expressly provided herein, the Fund shall cause delivery of Assets to the Custodian to be made against receipt of payment therefor, and in the name of the Custodian as custodian for the benefit of the Fund or a Subsidiary, Street Name or other good delivery form. The Custodian shall not be responsible for such Assets or cash until actually delivered to, and received by the Custodian. The Custodian, unless it agrees otherwise in writing, shall have no duty to hold for the account of the Fund or its Subsidiaries any Asset other than Loans and cash delivered to the Custodian. The Fund agrees that neither the Fund nor any Subsidiary will deliver Assets other than Loans and cash to the Custodian without the Custodian’s consent.

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(b)	(i) In connection with its acquisition of a Loan or other delivery of an Asset constituting a Loan, the Fund shall deliver or cause to be delivered to the Custodian written information sufficient to identify such Loan (which information shall be as agreed to by the Fund and the Custodian) which the Custodian may conclusively rely upon without further inquiry or investigation, in such form and format as the Custodian reasonably may require, and shall cause to be delivered to the Custodian the Required Loan Documents for all Loans (it being understood that all Authoritative Copies of Electronic Loan Documents shall be delivered to the Custodian in a Loan File via an Electronic Loan Delivery Method). The Fund acknowledges and agrees that prior to the delivery of any Loan File to the Custodian, the Fund shall notify the Custodian as to the Required Loan Documents that the Fund and the Platform or Loan issuer have agreed will be contained therein.

(ii) The Fund or a Subsidiary shall cause each Platform and Servicer to designate the Custodian as the owner of any Loan for the benefit of the Fund or such Subsidiary.

(iii) Notwithstanding anything herein to the contrary, the Fund shall cause the applicable Platform to make available to the Custodian an electronic data file (a “Data File”) with respect to each Electronic Loan transferred to the Fund or a Subsidiary via such Platform’s typical method for secure transmission of Electronic Loan data, which may include a secure online portal maintained by such Platform or other secure electronic means, which the Custodian may conclusively rely upon w without further inquiry or investigation. In accordance with procedures to be agreed to between the Custodian and the Fund, and subject to such fees as are agreed to by the Custodian and the Fund, the Custodian shall verify that certain information in one or more of the Required Loan Documents matches the information contained in the Data File and that each Loan File includes each of the Required Loan Documents for Loans acquired from the relevant Platform or Loan issuer, and report any exceptions, to the extent and in the manner as shall be agreed upon by the Fund and the Custodian with respect to each Platform or Loan issuer.

(iv) Notwithstanding anything herein to the contrary, delivery of Loans acquired by the Fund or its Subsidiaries which constitute Noteless Loans or Participations shall be made by delivery to the Custodian of: (A) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Fund or a Subsidiary (or a nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Fund or Subsidiary as assignee; and (B) in the case of a Participation, a copy of the related participation agreement; provided, however, that if a Noteless Loan is an Electronic Loan or a Participation is in electronic form, delivery shall be through an Electronic Loan Delivery Method.

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(v) The Custodian agrees that it will act as custodian and bailee (for purposes of all applicable sections of the Uniform Commercial Code (“UCC”) or any law applicable to the security interest, if any, of the Fund or a Subsidiary in the Loans (such UCC provisions and other applicable laws, collectively “Security Interest Laws”); provided that Custodian makes no representation or warranty with respect to the Security Interest Laws) for the Fund or a Subsidiary for purposes of establishing possession on behalf of the Fund or a Subsidiary in order to evidence the ownership of each Loan by the Fund or a Subsidiary and to perfect the security interest, if any, of the Fund or a Subsidiary in such Loan, including all of the related Required Loan Documents. The Custodian shall not release any of the Required Loan Documents to any Person unless the Custodian shall have first received prior written consent of the Fund in the form of written Proper Instructions from an Authorized Person. Except as otherwise expressly permitted hereunder, or as may be specifically ordered by a court or regulatory authority of competent jurisdiction, the Custodian hereby agrees not to surrender control and/or possession of, sell, encumber, or otherwise dispose of the Required Loan Documents, or take any other action which would compromise such ownership and any perfected security interest(s). The Custodian shall not be deemed to have provided a distribution or a release in the situation, if any, where a Loan was sold without the knowledge or consent of the Custodian. The Custodian will have no obligation to: (x) determine whether any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”) may exist for any Loan; (y) obtain any Financing Document that is not delivered or transmitted by the Fund or a Subsidiary to the Custodian; or (z) examine the contents or determine the sufficiency of any Financing Document received by it. The Custodian will be entitled to assume the genuineness, sufficiency and completeness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be.

(vi) Contemporaneously with the acquisition of any Loan, the Fund and its Subsidiaries shall: (A) cause the Required Loan Documents and/or the Data File evidencing such Loan to be delivered to the Custodian; (B) provide to the Custodian any other information reasonably requested by the Custodian in order to perform its duties under this Agreement; (C) take all actions necessary for the Fund or a Subsidiary to acquire good title to such Loan; and (D) take all actions as may be necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (I) all payments in respect of the Loan to be made to the Custodian, and (II) all notices, solicitations and other communications in respect of such Loan to be directed to the Fund. The Custodian shall have no liability for any delay or failure on the part of the Fund or a Subsidiary to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of the Fund or a Subsidiary to give such effective payment instruction to bank agents and other paying agents, in respect of the Loans. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan, or from the Fund or a Subsidiary, and shall be entitled to update its records (as it may deem necessary or appropriate) on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

3.4 Release of Assets.

(a)	The Custodian shall sell and/or release and deliver, or direct its agents or any Sub-custodian to sell and/or release and deliver, as the case may be, Assets, including Required Loan Documents of the Fund or a Subsidiary held by the Custodian, its agents or any Sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Assets or Required Loan Documents to be released, with such delivery and other information as may be necessary to enable the Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:

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(i)	upon sale of such Assets by or on behalf of the Fund or a Subsidiary, against receipt of payment therefor or, if otherwise directed by Proper Instructions:

(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)	in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii)	upon the receipt of payment in connection with any repurchase agreement related to such Assets;

(iii)	to a depositary agent in connection with tender or other similar offers for securities;

(iv)	to the issuer thereof or its agent when such Assets are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub- custodian);

(v)	to an issuer thereof, or its agent, for transfer into the name of the Custodian or into the name of any nominee of the Custodian or into the name of any of its agents or sub-custodian or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units, provided that, in any such case, the new Assets are to be delivered to the Custodian;

(vi)	to brokers, clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom, against delivery to the Custodian of a receipt for such Assets, provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such Securities prior to receiving payment for such Securities;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities by their issuer , or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or any Sub-custodian);

(viii)	in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or any Sub-custodian); and/or

(ix)	for any other proper corporate purpose of the Fund or a Subsidiary, but only upon receipt of written Proper Instructions and an officer’s certificate signed by an officer of the Fund (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (A) the specified Assets to be delivered, (B) the purpose for such delivery, (C) that such purpose is a proper corporate purpose and (D) naming the person or persons to whom delivery of such securities shall be made and, if applicable, attaching a certified copy of a resolution of the Board of Directors of the Fund or an authorized committee thereof approving the delivery of such Proper Instructions.

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3.5 Registration of Assets. Assets held by the Custodian, its agents or any Sub-custodian (other than bearer securities, securities held in a Securities System or securities that are Noteless Loans or Participations) shall be registered in the name of the Custodian for the benefit of the Fund or a Subsidiary; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian or any nominee of any Sub-custodian, or in the name of its agents or any Sub-custodian or their nominees; or if directed by the Fund by Proper Instructions, may be maintained in Street Name. The Custodian, its agents and any Sub-custodian shall not be obligated to accept Assets on behalf of the Fund or a Subsidiary under the terms of this Agreement unless such Assets are in the name of the Custodian for the benefit of the Fund or a Subsidiary, Street Name or other good deliverable form as determined in the Custodian’s sole discretion.

3.6 Bank Accounts and Management of Cash

(a)	With prior written notice to the Fund, the Custodian shall open and maintain the Initial Funding Bank Account and one or more separate Bank Accounts in the name of the Custodian for the benefit of the Fund or a Subsidiary, to hold funds credited to the Custodial Account. The Custodian shall provide to the Fund or Subsidiary wire instructions for the transmittal of funds to the Initial Funding Bank Account. Monies credited to the Custodial Account shall be deposited in the Initial Funding Bank Account until either invested pursuant to Section 3.6(c) or transferred at the direction of the Fund to the other Bank Accounts to be used to purchase Assets. Such Bank Accounts shall be subject to draft or order only by the Custodian and shall contain only assets held by the Custodian as custodian for the Fund and its Subsidiaries, and the Custodian’s records shall indicate at all times that such cash is held for the Fund and its Subsidiaries. Any bank at which the Custodian opens and maintains such accounts shall be qualified to act as a custodian under the 1940 Act, and establishment of any such account shall constitute appointment of the bank as a Sub-custodian pursuant to Section 2.4.

(b)	All Proceeds and other monies, if any, received by the Custodian via the Bank Accounts from time to time shall be credited to the Custodial Account.

(c)	Upon receipt of instructions from the Fund, the Custodian shall wire funds, to the extent available, to the Fund’s transfer agent or fund administrator, or to or through a commercial bank designated by the Fund for payment to stockholders of the Fund pursuant to the terms of the Fund’s share repurchase program.

(d)	Upon direction of the Fund, amounts deposited in the Initial Funding Bank Account shall be automatically invested in the Initial Funding Bank Account’s Cash Sweep Program, until the Custodian receives written Proper Instructions from an Authorized Person (which may be standing instructions) with respect to the disposition of such amounts. Such investments shall be subject to availability and the Initial Funding Bank Account’s then applicable transaction charges (which shall be at the Fund’s expense). The Custodian shall have no liability for any loss incurred on any such investments. Absent receipt of such written Proper Instructions from an Authorized Person, the Custodian shall have no obligation to invest amounts held in any Bank Account. In no instance will the Custodian have any obligation to provide investment advice to the Fund. Any earnings from such investment of amounts held in the Custodial Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in a Bank Account (and may be reinvested pursuant to written Proper Instructions). The Fund or its Subsidiaries shall be credited with any interest earned on amounts in the Bank Accounts.

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(e)	In no instance shall the Custodian be obligated to make any advances to the Fund or its Subsidiaries of cash or Assets in the Custodial Account for any purpose, including but not limited to any securities settlement or assumed settlement, account overdraft, or provisional credit.

3.7 [Reserved]

3.8 Receipt and Custody of Income. The Custodian shall hold in its custody any Proceeds to the extent received by Custodian from a Platform, Servicer or other party. In no event shall the Custodian’s agreement herein to receive income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.

3.9 Payment of Moneys. Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Custodial Account (or remit to its agents or any Sub-custodian, and direct them to pay out) moneys of the Fund or its Subsidiaries held therein in the following cases:

(i)	upon the purchase of Assets for the Fund or its Subsidiaries pursuant to such Proper Instructions against delivery of such Assets to the Custodian or, if otherwise directed by Proper Instructions:

(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)	in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)	[reserved]; and

(iii)	for any other purpose directed by the Fund, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

3.10 Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund or a Subsidiary, into which account or accounts may be transferred Assets or cash, including cash maintained by the Custodian in a Bank Account:

(a)	in accordance with the provisions of any agreement among the Fund or a Subsidiary, the Custodian and such other party regarding escrow or other arrangements in connection with transactions by the Fund or a Subsidiary;

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(b)	which constitute collateral for a borrowing by the Fund or Subsidiary;

(c)	for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(d)	for other proper custody purposes, but only upon receipt of Proper Instructions.

Each segregated account established under this Section 3.10 shall be established and maintained for the Fund or its Subsidiary only and not for any other client of the Custodian. The Fund, and not the Custodian, shall be responsible for determining whether such segregated account meets any applicable regulatory, contractual or other purpose for which the account was created.

3.11 Voting and Other Action. The Custodian shall promptly deliver any notices, proxies, or proxy soliciting materials received by the Custodian to the Fund, but without indicating the manner in which any such proxies are to be voted. Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Fund or a Subsidiary, except in accordance with Proper Instructions of the Fund. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

3.12 Communications Relating to Assets. The Custodian shall transmit promptly to the Fund all written information (including pendency of calls and maturities of Assets and expirations of rights in connection therewith) received by the Custodian from its agents or any Sub-custodian or from issuers of the Assets being held for the Fund or a Subsidiary. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Assets unless and except to the extent it has received timely Proper Instructions from the Fund. The Custodian will not be liable for any untimely exercise of, or failure to exercise, any right or power in connection with Assets at any time held by the Custodian, its agents or sub-custodian unless:

(i)	the Custodian has received Proper Instructions with regard to the exercise of any such right or power at least three (3) Business Days prior to the date on which such right or power is to be exercised; and

(ii)	the Custodian, or its agents or sub-custodian are in actual possession of such Assets at least three (3) Business Days prior to the date on which such right or power is to be exercised.

It will be the responsibility of the Fund to notify the Custodian of the Person to whom such communications must be forwarded under this Section. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement or resignation of the Custodian, the Custodian shall have no responsibility to so transmit any information under this Section 3.12.

3.13 Records. The Custodian shall create and maintain complete and accurate records that relate to the custody of the Assets, cash or other property held for the Fund and its Subsidiaries under this Agreement as may be required by Section 31 of the 1940 Act, and, if required to be maintained by Rule 31a-1 or Rule 31a-2 under the 1940 Act, preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund or its affiliates and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Fund’s expense.

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3.14 Custody of Subsidiary Assets and Cash. With respect to each Subsidiary identified to the Custodian by the Fund, there shall be established at the Custodian at the Fund’s direction a segregated custodial account to which the Custodian shall deposit and hold such Subsidiary’s Assets, cash, and Proceeds received by the Custodian. The parties hereto agree that the Fund shall notify the Custodian in writing as to the designation of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement, identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided, and identify such Subsidiary’s Authorized Persons. The provisions of this Agreement shall be applicable to any such Subsidiary.

3.15 Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the net asset value per Share of the outstanding Shares.

4.	ACCESS TO CUSTODIAL ACCOUNT; REPORTS

(a)	The Custodian shall provide the Fund and such other Persons as the Fund shall request with secure online view-only access to: (i) the Custodial Account, which shall identify all Assets and cash held by the Custodian and all transactions that have occurred within the Custodial Account, and (ii) quarterly statements of the Assets and cash held in the Custodial Account as of the end of each calendar quarter.

(b)	Upon the Fund’s request, the Custodian shall request on behalf of the Fund view-only access to one or more of the Bank Accounts and accounts held by any Sub-custodian for the Fund, its Subsidiaries and such other Persons as the Fund shall request.

(c)	The Custodian shall have no duty or obligation to undertake any market valuation of the Assets under any circumstance.

(d)	The Custodian shall provide the Fund with such reports as are reasonably available to it on the internal accounting controls and procedures for safeguarding securities which are employed by the Custodian, as the Fund may reasonably request from time to time.

5.	DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)	The Custodian may keep domestic securities in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a custodian or otherwise for customers;

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(b)	The records of the Custodian with respect to securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund or its Subsidiaries;

(c)	If requested by the Fund, the Custodian shall provide to the Fund copies of all notices received from the U.S. Securities System of transfers of securities for the account of the Fund and its Subsidiaries; and

(d)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Fund for any direct loss, damage, cost, expense, liability or claim to the Fund resulting from use of any Securities System (other than to the extent resulting from the Custodian’s breach of the standard of care set forth in Section 8 of this Agreement or breach of this Agreement, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System.)

6.	CERTAIN GENERAL TERMS

6.1 No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine any Required Loan Document, Financing Document or any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Asset to determine the terms, validity, sufficiency, marketability or enforceability of any Asset (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

6.2 Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Fund and any information contained in the books or records of the Fund, the Fund shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

6.3 [Reserved].

6.4 Proper Instructions.

(a)	The Fund will give notice to the Custodian, in form acceptable to the Custodian, specifying the names, electronic mail addresses and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an Authorized Person previously certified to the Custodian. The Custodian shall be entitled to reasonably rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Fund to the contrary. The initial Authorized Persons are set forth on Schedule 1 attached hereto and made a part hereof (as such Schedule 1 may be modified from time to time by written notice from the Fund to the Custodian).

(b)	The Custodian shall not have an obligation to act (or forebear to act) in accordance with purported instructions to the extent that they conflict, as determined in the Custodian’s sole discretion, with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall promptly notify the Fund or an Authorized Person in the event the Custodian fails to follow instructions from the Fund or an Authorized Person pursuant to this Section 6.4(b). The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

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(c)	In no instance shall the Custodian be obligated to provide services pursuant to this Agreement on any day that is not a Business Day.

6.5 Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Fund:

(a)	surrender Assets in temporary form for Assets in definitive form;

(b)	endorse for collection checks, drafts and other negotiable instruments; and

(c)	in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Bank Accounts, Sub-custodians, Assets, cash and other property of the Fund and its Subsidiaries.

6.6 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Fund by an Authorized Person. The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination, direction or any action by the Fund as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Fund.

6.7 Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 6:30 p.m. Eastern time (or such other time as is agreed by the Fund and the Custodian from time to time in writing) on a Business Day will be deemed to have been received on the next Business Day.

7.	COMPENSATION OF CUSTODIAN

7.1	Fees. The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated January __, 2017, between the Fund and the Custodian.

7.2 Expenses. The Fund agrees to pay or reimburse to the Custodian upon its request from time to time all costs, disbursements, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements made in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including the reasonable costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

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8.	STANDARD OF CARE

The Custodian shall exercise diligence, prudence, and reasonable care in carrying out all of its duties and obligations under this Agreement.

9.	RESPONSIBILITY OF CUSTODIAN

9.1 General Duties and Limitations Thereon. (a) The Custodian shall have no duties, obligations or responsibilities except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

(b)	The Custodian shall be liable to the Fund and its Subsidiaries for all direct losses, damages, and expenses suffered or incurred by the Fund and its Subsidiaries resulting from the failure of the Custodian to exercise the standard of care set forth in Section 8. Neither the Custodian nor any of its directors, officers, employees or agents shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers, employees or agents), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes a breach of the standard of care set forth in Section 8 or is a breach of the terms of this Agreement. Subject to the Custodian’s conformance to the standard of care set forth in Section 8, the Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, or the Fund’s investment objectives and policies then in effect.

(c)	In no event shall the Custodian be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)	The Custodian may consult with, and obtain advice from, legal counsel selected in good faith by the Custodian with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto. The Custodian shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to advice (i) obtained in accordance with the preceding sentence; (ii) of counsel for the Fund, or (iii) of such other counsel as the Fund and the Custodian may agree upon. The reasonable cost of such legal advice shall be reimbursed pursuant to Section 7.2 hereof.

(e)	No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification.

(f)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(g)	The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable for the actions or omissions of any such agent or attorney selected by the Custodian in conformity with the standard of care set forth in Section 8. The reasonable cost of such services shall be reimbursed pursuant to Section 7.2 hereof.

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9.2 Instructions.

(a)	The Custodian shall be entitled to refrain from taking any action unless it has Proper Instructions from the Fund as it reasonably deems necessary, and shall be entitled to require, upon notice to the Fund, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instructions of the Fund.

(b)	Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Fund, and otherwise in accordance with any applicable terms of this Agreement.

9.3 Data Security:

(a)	The Custodian represents and warrants as follows:

(i)	The Custodian maintains and will during the term of this Agreement maintain an Information Security Program;
(ii)	The Custodian’s collection, storage, processing, use, transmission and disclosure of any Personal Information relating to the Loans comply with the Privacy Requirements;
(iii)	To the Custodian’s knowledge, there has been no loss, unauthorized access, or unauthorized use of Personal Information relating to the Loans; and
(iv)	If Custodian knows or reasonably believes that there has been any loss, breach or unauthorized access to, or use of any Personal Information relating to the Loans, Custodian shall promptly notify the Fund; take steps to remedy the circumstances that permitted any such unauthorized access or provision to occur; and, to the extent required by the Privacy Requirements, other applicable law or regulation or court or regulatory order, make any public notice announcement, notice to regulator, contact with law enforcement or other third party disclosure of any such incident.

9.4 Indemnification; Custodian’s Lien.

(a)	The Fund shall and does hereby fully indemnify, hold harmless and defend the Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities whether or not involving a third party (collectively, “Damages”), that may arise, be brought against or incurred by the Custodian as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Fund (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than as provided in this Agreement or such liabilities, losses, damages, claims, costs and expenses as are caused by the Custodian’s breach of the standard of care in Section 8 of this Agreement or breach of this Agreement.

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(b)	In the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own breach of the standard of care in Section 8 of this Agreement or breach of the terms of this Agreement, or if the Fund fails to compensate the Custodian pursuant to Section 7 hereof, cash, up to the extent of such liability at any time held for the account of the Fund and its Subsidiaries, shall be security therefor and should the Fund fail to repay the Custodian following 30 days’ notice by the Custodian to the Fund, the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement.

9.5 Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Fund or a Subsidiary for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including (a) nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; or (b) errors by the Fund (including any Authorized Person) in its instructions to the Custodian.

10.	SECURITY CODES

If the Custodian issues to the Fund security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Fund, the Fund shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available, and shall be liable for any damages resulting from the failure to so safeguard or use by unauthorized Persons.

11.	TAX LAW

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, a Subsidiary, or the Custodian as custodian of the Assets, cash, or the Proceeds, by the tax law of the United States or any state or political subdivision thereof, or of countries other than the United States or any political subdivision thereof. The Custodian shall have no liability, and the Fund shall indemnify the Custodian, for such obligations including but not limited to taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Fund, a Subsidiary, or the Custodian as custodian of the Assets, cash, or Proceeds.

12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1 Effective Date. This Agreement shall become effective as of the date first stated above. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Fund pursuant to Section 12.2.

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12.2 Termination. This Agreement shall terminate upon the earliest of (a) the effective date of termination specified in any written notice of termination given by either party to the other which effective date shall be not less than ninety (90) days from the date that such notice is given in accordance with Section 15, and (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3 Resignation. The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Fund.

12.4 Survival of Obligations. The provisions of this Section 12.4 and Section 3.13 (Records), Section 8 (General Standards of Care), Section 9.4 (Indemnification; Custodian’s Lien), Section 12.5 (Successor), Section 16 (Choice of Law), and Section 24 (Confidentiality) and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

12.5 Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Fund shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. The Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all Assets and cash of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the Assets of the Fund held in a Securities System.

12.6 Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Fund shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

12.7 Final Report. In the event of any resignation or removal of the Custodian, at the request of the Fund the Custodian shall provide to the Fund a report describing all Assets and cash of the Fund held by the Custodian hereunder as of the date of such resignation or removal.

13.	REPRESENTATIONS AND WARRANTIES

13.1 Representations of the Fund. The Fund represents and warrants to the Custodian that:

(a)	it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(b)	it is in material compliance with all applicable laws and regulations, including but not limited to the 1940 Act and rules and regulations thereunder applicable to BDCs; and

(c)	in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Fund will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

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13.2 Representations of the Custodian. The Custodian hereby represents and warrants to the Fund that:

(a)	it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations; and

(d)	that it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Fund, to:

First Capital Investment Corporation

1560 Wilson Boulevard, Suite 450

Arlington, Virginia 22209

Attention: Jeffrey McClure, Chief Executive Officer

Email: jmcclure@freedomcapitalfunds.com

(b)	if to the Custodian, to:

Millennium Trust Company, LLC

2001 Spring Road, Suite 700

Oak Brook, IL 60523

Attention: ___________________

Email: ______________________

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With a copy (except with respect to Proper Instructions) to:

Millennium Trust Company, LLC

2001 Spring Road, Suite 700

Oak Brook, IL 60523

Attention: General Counsel

Email: _______________

16.	CHOICE OF LAW

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of Illinois for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

17.	ENTIRE AGREEMENT; COUNTERPARTS

17.1 Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2 Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3 Signatures. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

18.	AMENDMENT; WAIVER

18.1 Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Fund and the Custodian.

18.2 Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.	SUCCESSORS AND ASSIGNS

Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement. Notwithstanding the foregoing, any entity into which the Custodian may be merged or consolidated, any entity resulting from such merger or consolidation, or any entity to which the Custodian transfers all or substantially all of its business, that in any such case is a qualified custodian under the 1940 Act, shall, with written notice to the Fund following such merger, consolidation, or transfer of all or substantially all of the Custodian’s business, be the successor of the Custodian hereunder and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto.

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20.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Fund as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Fund in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

22.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Fund or any other Person. Nothing contained in this Agreement shall constitute the Fund and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

23.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

24.	CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations, including any Personal Information, shall be treated as confidential. All confidential information provided under this Agreement by Disclosing Party shall be used, including authorized disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under this Agreement. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement or (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement. Notwithstanding the foregoing, the Receiving Party also may disclose confidential information (i) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, provided, however, that the Custodian provide the Fund with at least 10 days’ prior written notice (except to the extent prohibited by law, regulation, subpoena or court order), (ii) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

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25.	SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires custodians which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the custodian unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s or a Subsidiary name, address, and share position to requesting companies whose securities the Fund and its Subsidiaries own. If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund and its Subsidiaries as consenting to disclosure of this information for all securities owned by the Fund and its Subsidiaries or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐                The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒                 The Custodian is not authorized to release the Fund’s or Subsidiaries’ name, address, and share positions.

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 10th day of February, 2017.

.FIRST CAPITAL INVESTMENT CORPORATION		MILLENNIUM TRUST COMPANY, LLC

By:	/s/ Jeffrey McClure	By:	/s/ Patrick Roche
Name:	Jeffrey McClure	Name:	Patrick Roche
Title:	Chief Executive Officer	Title:	Vice President

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Attach:

SCHEDULE 1 – Initial Authorized Persons

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Schedule 1

Initial Authorized Persons

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may be subsequently modified by the Fund from time to time by written notice to the Custodian):

Name	Specimen Signature

Jeffrey M. McClure

Robert F. Amweg

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